UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2005

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

(410) 822-1400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Shore Bancshares, Inc. (the “Company”) and its Delaware bank subsidiary, The Felton Bank (“Felton Bank”), are party to an employment agreement with Thomas Evans dated April 1, 2002 (the “Agreement”). A copy of the Agreement was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. Under the Agreement, Mr. Evans is to serve as President and Chief Executive Officer of Felton Bank for which Mr. Evans is to receive an annual salary of $105,000 (subject to annual review and adjustment), discretionary bonuses, fringe benefits and vacation generally available to other officers of the Company’s subsidiaries, and participation in the pension, profit sharing, retirement, equity and incentive compensation plans generally available to other officers of the Company's subsidiaries. The Agreement has an initial term of four years, subject to automatic renewal for 12-month terms unless one of the parties objects, but may be terminated by the Company and Felton Bank at any time with or without cause (as defined in the Agreement) or by Mr. Evans for any reason upon 90 days’ written notice. Any termination by the Company or Felton Bank without cause entitles Mr. Evan’s to a lump sum payment of one year’s salary. In addition, during the initial four-year term, Mr. Evans may voluntarily terminate his employment upon the occurrence (and for 90 days thereafter) within 12 months of a Change in Control (as defined in the Agreement) of any of the following events without his consent (the “Voluntary Termination Reasons”): (i) his base compensation is reduced by the Company and/or Felton Bank, (ii) the Company and/or Felton Bank fail to provide him with the other benefits and compensation contemplated by the Agreement, (iii) the Company and/or Felton Bank assign him duties and responsibilities that are materially different from those normally associated with his position, or (iv) the Company and/or Felton Bank materially reduce his responsibilities or authority. Upon a termination for any of the Voluntary Termination Reasons, Mr. Evans is entitled to receive a lump sum payment equal to one year’s salary. During the term of the Agreement (whether or not he remains employed during that term) or, if the Company and Felton Bank terminate the Agreement without cause or Mr. Evans terminates it upon a Change in Control, for one year after his employment terminates, Mr. Evans agrees to not serve any other financial institution operating within 50 miles of either the Company or Felton Bank. In the event Mr. Evans becomes disabled, he is entitled to receive the following percentages of his compensation, inclusive of any benefits which may be payable to him under any disability insurance then in effect: (i) 100% for the first six months of disability; (ii) 75% for the next 12 months; and (iii) 50% thereafter for the remainder of the initial four-year term or any renewal thereof. If Mr. Evans returns to work and is employed on a full-time basis for at least 12 months from the last period of disability, then benefits will restart upon a subsequent disability. If he returns to work for less than 12 months and is again disabled, benefits will continue where they stopped at the end of his previous disability period.

On November 3, 2005, the Company, Felton Bank and Mr. Evans agreed to amend the Agreement so that it contains Change in Control provisions similar to those contained in the employment contracts with the Presidents of the Company’s other bank subsidiaries. Specifically, the Agreement was amended so that, in the event the Company and Felton Bank terminate Mr. Evans’s employment following a Change in Control without his consent and for a reason other than cause, he is to receive an amount equal to the difference between (i) the product of 2.99 times his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code and (ii) the sum of any other “parachute payments” (as defined under Section 280G(b)(2) of the Code) that he receives on account of the Change in Control (the “Change in Control Amount”). Mr. Evans will also be entitled to the Change in Control Amount if (i) he terminates his employment for any reason within 30 days of a Change in Control or (ii) he terminates his employment for any of the Voluntary Termination Reasons that occur within 12 months of a Change in Control. In addition, the following were added to the list of Voluntary Termination Reasons: (i) the Company and Felton Bank require Mr. Evans to perform his principal executive functions more than 35 miles from his primary office as of the date of the Change in Control; and (ii) Mr. Evans is not elected or re-elected to the Board of Directors of each of the Company and Felton Bank following the Change in Control (if he was serving on such Boards prior to the Change in Control). Finally, the Agreement was amended so that Mr. Evans may exercise his ability to terminate his employment for any of the Voluntary Termination Reasons without regard to whether the Change in Control occurs during the initial four-year term of the Agreement. This amended Agreement replaces and supersedes the April 1, 2002 version.

The form of Agreement, as amended on November 3, 2005, is filed herewith as Exhibit 10.1.

In addition to serving as President and Chief Executive Officer of Felton Bank, Mr. Evans is also a director of both the Company and Felton Bank.

ITEM 2.02. Results of Operation and Financial Condition.

On November 8, 2005, the Company issued a press release describing the Company’s financial results for the quarter ended September 30, 2005, a copy of which is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws.

On November 3, 2005, the Company’s Board of Directors amended and restated the Company’s Bylaws. The amendments were as follows:

(i)
Added a provision to Section 3 of Article II to set a maximum age limit for non-employee directors. As a result of the amendment, no person who is not an employee of the Company or one of its subsidiaries may stand for election to the Board of Directors after reaching the age of 72.

(ii)
Deleted the expired requirement in Section 12 of Article II that, until September 30, 2005, an equal number of directors serving on each of the Audit, Compensation and Nominating Committees of the Board represent The Talbot Bank of Easton, Maryland (“Talbot Bank”) and The Centreville National Bank of Maryland (“Centreville National Bank”).

(iii)	Deleted as expired the requirement in Section 1 of Article III that, until September 30, 2005, the Board have a Chairman. Now, the appointment of a Chairman is optional.

(iv)	Deleted the expired requirement in Section 2 of Article III that, until September 30, 2005, the Chairman of the Board be a non-employee director of Centreville National Bank.

(v)
Deleted the expired requirement in Section 3 of Article III that, until September 30, 2005, the President of Talbot Bank be the President of the Company unless two-thirds of the entire Board determines otherwise.

(vi)
Deleted the expired requirement in Section 4 of Article III that, until September 30, 2005, the President of Centreville National Bank be an Executive Vice President and the Chief Operating Officer of the Company unless two-thirds of the entire Board determines otherwise.

(vii)
In Section 2 of Article VI, deleted the designation of the general post office in Centreville, Maryland as the default mailing address for any director, officer or stockholder who is entitled to receive notice required by the Bylaws.

(viii)
Deleted as expired the requirement in Section 3 of Article VI that, until September 30, 2005, any person who votes the stock of a banking organization registered in the name of the Company in the election or removal of directors of such institution must cast votes in favor of the election or against removal of directors of such institution, unless directed otherwise by two-thirds of the entire Board.

A copy of the current Bylaws, as amended and restated, is attached hereto as Exhibit 3.2.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibit 3.2	Bylaws, as amended and restated on November 3, 2005 (filed herewith)

Exhibit 10.1	Form of Employment Agreement with Thomas Evans, as amended on November 3, 2005 (filed herewith).

Exhibit 99.2	Press Release dated November 8, 2005 (furnished herewith).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: November 9, 2005	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.2	Bylaws, as amended and restated on November 3, 2005 (filed herewith)

Exhibit 10.1	Form of Employment Agreement with Thomas Evans, as amended on November 3, 2005 (filed herewith).

Exhibit 99.1	Press Release dated November 8, 2005 (furnished herewith).